                SECURITIES AND EXCHANGE COMMISSION

                      Washington D.C. 20549



                            FORM 8-K/A
                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   January 21,  1999



                     FRENCH FRAGRANCES, INC.
      (Exact name of registrant as specified in its charter)




              Florida                 1-6370             59-0914138
  (State or other jurisdiction      (Commission        (IRS Employer
        of incorporation)           File Number)     Identification No.)


  14100 N.W. 60th Avenue
  Miami Lakes, Florida                                     33014
  (Address of principal executive offices)               (Zip Code)



  Registrant's telephone number, including area code:   (305) 818-8000







            ____________________________________________________________
  (Former name or former address, if changed since last report)

 Item 7.     Financial Statements and Exhibits.

 (a)    Financial Statements of Paul Sebastian, Inc.

        Independent Auditors' Report

        Balance Sheets as of December 31, 1998 and 1997

        Statements of Operations for the Years Ended December 31, 1998 and
        1997

        Statements of Stockholders' Deficiency for the Years Ended December 31, 1998 and 1997

        Statements of Cash Flows for the Years Ended December 31, 1998 and
        1997

        Notes to Financial Statements

 (b)    Pro Forma Financial Information

        Pro Forma Condensed Consolidated Balance Sheet as of October 31, 1998

        Pro Forma Condensed Consolidated Statement of Income for the Year Ended January 31, 1998

        Pro Forma Condensed Consolidated Statement of Income for the Nine Months Ended October 31, 1998

 (c)    Exhibits

                   INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Paul Sebastian, Inc.

We have audited the accompanying balance sheets of Paul Sebastian, Inc. as of December 31, 1998 and 1997 and the related statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paul Sebastian, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Paul Sebastian, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations. There is no assurance that the Company's operations will generate sufficient cash flow to meet its obligations or that the Company has the ability to obtain additional financing as required, which raises substantial doubt about the Company's ability to continue as a going concern.
Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                 /s/ Amper, Politziner & Mattia P.A.
                                 AMPER, POLITZINER & MATTIA P.A.


 March 30, 1999
 Edison, New Jersey

                       PAUL SEBASTIAN, INC.
                          Balance Sheets
                          December 31,

                                  Assets
                                                               1998             1997
Current assets
  Cash and cash equivalents                               $  1,431,475     $  1,898,668
  Accounts receivable, net of allowance for
   doubtful accounts of $2,350,000 and $2,097,000           11,760,559       22,345,644
  Inventories                                                6,512,768       11,556,136
  Promotional merchandise                                    1,677,562        2,811,510
  Recoverable income taxes                                           -        2,338,609
  Prepaid expenses and other current assets                    420,813          259,038
                                                          ------------     ------------
                                                            21,803,177       41,209,605
Plant and equipment, net                                       428,765          976,683

Goodwill, net of accumulated amortization of
 $2,853,000 and $2,147,000                                     676,860        1,382,890
Deferred financing costs, net of accumulated
 amortization of $1,384,000 and $269,000                             -        1,115,469
Covenants not to compete, net of accumulated
 amortization of $500,000 and $402,000                               -           98,472
Other assets                                                    88,883          137,885
                                                          ------------     ------------
                                                          $ 22,997,685     $ 44,921,004
                                                          ============     ============

                 Liabilities and Stockholders' deficiency
Current liabilities
  Current portion of long-term debt                       $ 49,176,581     $ 54,558,197
  Accounts payable                                           5,880,647        4,229,683
  Accrued expenses                                          19,148,248       25,241,205
                                                          ------------     ------------
                                                            74,205,476       84,029,085

Other noncurrent liabilities                                         -          200,000
Commitments and contingencies                                        -                -

Stockholders' deficiency
  New Series A Preferred Stock, no par value,
   liquidation preference $100 per share, authorized
   41,000 shares, issued and outstanding 38,941 shares       3,894,000        3,894,000
  Common stock, no par value, authorized 12,000,000
   shares, issued and outstanding 2,867,500 shares at
   December 31, 1998 and 2,067,500 shares at
   December 31, 1997                                         8,069,049        8,061,049
  Accumulated deficit                                      (62,793,481)     (50,821,681)
  Equity participation loans                                  (377,359)        (441,449)
                                                          ------------     ------------
    Total stockholders' deficiency                         (51,207,791)     (39,308,081)
                                                          ------------     ------------
                                                          $ 22,997,685     $ 44,921,004
                                                          ============     ============

              See accompanying notes to financial statements

                       PAUL SEBASTIAN, INC.
                     Statements of Operations
                 For the Years Ended December 31,

                                                    1998             1997
Net sales                                       $ 64,834,609     $ 94,890,200

Cost of goods sold                                15,979,264       32,645,467
                                                ------------     ------------
Gross profit                                      48,855,345       62,244,733
                                                ------------     ------------
Selling, general and administrative expenses      54,621,376       85,439,923
Research and development expenses                    140,018          272,337
Loss on refinancing of debt                                -          901,586
                                                ------------     ------------
                                                  54,761,394       86,613,846
                                                ------------     ------------
Loss from operations                              (5,906,049)     (24,369,113)
                                                ------------     ------------
Other (expense) income
    Interest expense                              (6,135,061)      (5,453,371)
    Interest income                                   69,310           77,039
                                                ------------     ------------
                                                  (6,065,751)      (5,376,332)
                                                ------------     ------------
Loss before provision for income taxes           (11,971,800)     (29,745,445)

Provision for income taxes                                 -           76,000
                                                ------------     ------------
Net loss                                        $(11,971,800)    $(29,821,445)
                                                ============     ============

          See accompanying notes to financial statements

                       PAUL SEBASTIAN, INC.
              Statements of Stockholders' Deficiency
              For the Years Ended December 31, 1998 and 1997

                           Series A                Series B              New Series A
                        Preferred Stock         Preferred Stock         Preferred Stock
                       Shares     Amount       Shares     Amount       Shares     Amount
Balance -
 January 1, 1997       39,000  $ 3,900,000     30,000   $ 1,926,000          -   $       -

Surrender and
 cancellation of
 preferred stock      (39,000)  (3,900,000)   (30,000)   (1,926,000)         -           -

Issuance of new
 preferred stock
 for cash                   -            -          -             -     38,941   3,894,000

Issuance of common
 stock in exchange for
 debt and preferred
 stock                      -            -          -             -          -           -

Issuance of warrants
 to subordinated
 debt holders for cash      -            -          -             -          -           -

Collection of equity
 participation
 loans                      -            -          -             -          -           -

Net loss                    -            -          -             -          -           -
                      -------- ------------   --------  ------------   -------  ----------
Balance -
 December 31, 1997          -  $         -          -   $         -     38,941  $3,894,000
                      ======== ============   ========  ============   =======  ==========
Warrants exercised          -            -          -             -          -           -

Collection of equity
 participation loans        -            -          -             -          -           -

Net loss                    -            -          -             -          -           -
                      -------- ------------   --------  ------------   -------  ----------
Balance -
 December 31, 1998          -  $         -          -   $         -     38,941  $3,894,000
                      ======== ============   ========  ============   =======  ==========

                  (RESTUBBED TABLE CONTINUED FROM ABOVE)
                           PAUL SEBASTIAN, INC.
                  Statements of Stockholders' Deficiency
              For the Years Ended December 31, 1998 and 1997

                                                Equity
                           Common Stock      Participation   Accumulated
                         Shares    Amount       Loans         Deficit           Total
Balance -
 January 1, 1997        695,000  $  866,827    $(475,613)   $(21,000,236)   $(14,783,022)

Surrender and
 cancellation of
 preferred stock              -           -            -               -      (5,826,000)

Issuance of new
 preferred stock
 for cash                     -           -     (140,000)              -       3,754,000

Issuance of common
 stock in exchange for
 debt and preferred
 stock                1,372,500   6,074,222            -               -       6,074,222

Issuance of warrants
 to subordinated
 debt holders for cash        -   1,120,000            -               -       1,120,000

Collection of equity
 participation loans          -           -      174,164               -         174,164

Net loss                      -           -            -     (29,821,445)    (29,821,445)
                      ---------  ----------    ----------   -------------   -------------
Balance -
 December 31, 1997    2,067,500  $8,061,049    $(441,449)   $(50,821,681)   $(39,308,081)
                      =========  ==========    ==========   =============   =============
Warrants exercised      800,000       8,000            -               -           8,000

Collection of equity
 participation loans          -           -       64,090               -          64,090

Net loss                      -           -            -     (11,971,800)    (11,971,800)
                      ---------  ----------    ----------   -------------   -------------
Balance -
 December 31, 1998    2,867,500  $8,069,049    $(377,359)   $(62,793,481)   $(51,207,791)
                      =========  ==========    ==========   =============   =============

              See accompanying notes to financial statements

                       PAUL SEBASTIAN, INC.
                     Statements of Cash Flows
                 For the Years Ended December 31,

                                                       1998             1997
Cash flows from operating activities
   Net loss                                       $ (11,971,800)   $ (29,821,445)
   Adjustments to reconcile net loss to net
    cash from operating activities
   Depreciation and amortization                      3,157,228        3,125,044
   Imputed interest                                           -          821,686
   Provision for bad debts                              294,379        1,353,750
   Deferred income taxes                                      -        2,415,000
   (Increase) decrease in
     Accounts receivable                             10,290,706         (513,238)
     Due from predecessor stockholders                        -        1,100,000
     Inventories                                      5,043,368       (3,508,891)
     Promotional merchandise                          1,133,948         (737,154)
     Recoverable income taxes                         2,338,609       (2,338,609)
     Prepaid expenses and other current assets         (161,775)         491,955
     Other assets                                        49,002          (65,624)
   Increase (decrease) in
     Accounts payable                                 1,650,964          193,465
     Accrued expenses                                (6,284,957)      12,572,794
     Income tax payable                                       -         (296,674)
                                                  --------------   --------------
                                                      5,539,672      (15,207,941)
                                                  --------------   --------------
Cash flows from investing activities
   Purchases of plant and equipment                    (689,339)        (495,602)

Cash flows from financing activities
   Proceeds from long-term debt                               -        4,880,000
   Payments of long-term debt                        (5,381,616)      (4,153,389)
   Proceeds/payments from line of credit                      -        8,200,000
   Surrender and cancellation of preferred stock              -       (5,826,000)
   Proceeds from issuance of New Series A
    Preferred Stock                                           -        3,894,000
   Proceeds from issuance of common stock                     -        5,932,022
   Proceeds from issuance of warrants                         -        1,122,200
   Collection of equity participation loans              64,090          174,164
                                                  --------------   --------------
                                                     (5,317,526)      14,222,997
                                                  --------------   --------------
Net decrease in cash and cash equivalents              (467,193)      (1,480,546)

Cash and cash equivalents - beginning                 1,898,668        3,379,214
                                                  --------------   --------------
Cash and cash equivalents - ending                $   1,431,475    $   1,898,668
                                                  ==============   ==============
Supplemental disclosures of cash paid
 (received)
    Interest                                      $     906,884    $   3,945,373
    Income taxes                                     (2,338,609)               -

            See accompanying notes to financial statements

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

Note 1 -     LIQUIDITY
             The financial statements of Paul Sebastian, Inc. (the "Company") have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the years ended December 31, 1998 and 1997, the Company had recurring losses from continuing operations of $11,971,800 and $29,821,445, and a net capital deficiency of $51,207,791 and $39,308,081, respectively, was in default of various financial, and other, covenants of its debt agreements, and had classified all of its debt as current. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

             The financial statements do not include any adjustments relating to the recoverability and the classification of liabilities, which might be necessary, should the Company be unable to continue as a going concern. As described in Note 5, the Company was not in compliance with the covenants of its debt agreements at December 31, 1998 and 1997, and has not obtained waivers and/or amendments from its lenders. As a result of the covenant violations, the Company has classified the balance of its long-term debt of $49,176,581 and $54,558,197 as a current liability as of December 31, 1998 and 1997, respectively. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms of its debt agreements, to obtain additional financing or refinancing, as may be required, and, ultimately, to attain profitability. In January 1999, the Company sold substantially all of its assets and will cease operations (see Note 10).

  Note 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
             NATURE OF BUSINESS
             The Company designs and distributes men's and women's fragrances and related products to department and specialty stores,
             distributors, exporters, and the U.S. Military.   A majority
             of the fragrances sold are licensed from other companies. Licensing fees are paid based on minimum requirements and level of sales. Licensed products represented 53% and 58% of sales for the years ended December 31, 1998 and 1997, respectively (see
             Note 9). Unsecured credit is granted to substantially all customers.

             USE OF ESTIMATES
             The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and in the accompanying notes. The more significant areas, requiring the use of management estimates, relate to allowances for uncollectible receivables, merchandise returns, excess and discontinued inventory reserves, co-op advertising allowances, and future cash flows associated with assets. Actual results could differ from those estimates.

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

  Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued) CASH EQUIVALENTS
             The Company considers all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents.

             INVENTORIES
             Inventories are stated at the lower of cost (first-in, first-out basis) or market.

             REVENUE RECOGNITION
             Sales are recognized when products are shipped, except for consignment sales, which are recognized upon receipt of payment. The Company also establishes liabilities for estimated returns, allowances and sales commissions at the time of shipment.

             PROMOTIONAL MERCHANDISE
             Promotional merchandise is valued at cost and charged to expense at the time the merchandise is shipped to the Company's customers.

             DEPRECIATION AND AMORTIZATION
             Depreciation of plant and equipment is computed using the straight-line and various accelerated methods at rates adequate to depreciate the cost of the applicable assets over their expected useful lives. Leasehold improvements are amortized using the straight-line method over the lesser of the term of the lease or the estimated useful lives of the related improvements.

             Estimated useful lives are as follows:

                   Machinery and equipment             3 - 7 years
                   Leasehold improvements              2 - 5 years
                   Furniture and fixtures              5 - 7 years

             ADVERTISING
             Advertising costs are expensed as incurred, and were approximately $8,391,000 and $16,639,000 in 1998 and 1997, respectively.

             RESEARCH AND DEVELOPMENT EXPENSES
             Research and development expenses are for company-sponsored projects and are expensed as incurred.

             INCOME TAXES
             The Company utilizes the asset and liability approach to accounting for income taxes, as provided by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities arise from differences between the tax basis of an asset or liability and its reported amount in the financial statements. Deferred tax balances are determined by using tax rates expected to be in effect when the taxes will actually be paid or the refunds received.

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

  Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued) COVENANTS NOT TO COMPETE
             The covenants not to compete reflect agreements made regarding confidentiality and restriction of competitive activity, and are being amortized by the straight-line method over the five-year period of the agreements. Amortization expense was $98,472 and $198,472 for the years ended December 31, 1998 and 1997, respectively. The covenants were fully amortized as of December 31, 1998, due to the events that occurred in 1999 (see
             Note 10).

             DEFERRED FINANCING COSTS
             Deferred financing costs consist of costs incurred in connection with the Company's credit agreements (see Note 7) and the senior subordinated notes payable, and are amortized on a straight-line basis over the terms of the debt. Amortization expense related to these costs was $1,115,469 and $261,707 for the years ended December 31, 1998 and 1997, respectively. The amortization was accelerated and was fully amortized in 1998 due to the Company ceasing operations in 1999.

             GOODWILL
             Goodwill reflects the excess of cost over net tangible and intangible assets of acquired businesses and is amortized by the straight-line method over a period of five years. Periodically the Company reviews the recoverability of goodwill. The measurement of possible impairment is based primarily on the ability to recover the balance of goodwill from expected future operating cash flows on a nondiscounted basis. Goodwill was impaired in the amount of $894,000 at December 31, 1997 and was included in amortization expense in 1997. Amortization expense related to goodwill was $706,031 and $1,600,519 for the years ended December 31, 1998 and 1997, respectively.

             DEBT DISCOUNTS
             The senior subordinated notes payable have been reduced by discount amounts of $2,713,851 and $3,306,581 at December 31, 1998 and 1997, respectively. These discounts reflect the difference between the proceeds received from such financing and the face amount of debt instruments. Such discounts are amortized using the interest method over the terms of the related debt.

             IMPAIRMENT OF LONG-LIVED ASSETS
             The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The Company records impairment losses on long-lived assets used in operations or of which there is expected disposal when events and circumstances indicate that the cash flows, expected to be derived from those assets, are less than the carrying amounts of those assets. Goodwill was impaired in 1997 (see above) and plant and equipment was impaired in 1998 (see Note 4).

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

  Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued) STOCK-BASED COMPENSATION
             As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation," the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for its stock-based awards granted to employees. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the Company's employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of grant, and if the number of shares to be issued, pursuant to the exercise of such option, are known and are fixed at the grant date. (See also Note 7, Stockholders' Deficiency.)

             CONCENTRATION OF CASH BALANCES
             Periodically, the Company maintains cash balances in excess of the $100,000 insured by the Federal Deposit Insurance Corporation
             (FDIC).

  Note 3 -   INVENTORIES
             Inventories consist of the following at December 31,:

                                                  1998            1997
                                              -----------     -----------
                   Raw materials and work
                    in progress               $ 4,175,043     $ 8,994,113
                   Finished products            2,337,725       2,562,023
                                              -----------     -----------
                                              $ 6,512,768     $11,556,136
                                              ===========     ===========

  Note 4 -    PLANT AND EQUIPMENT
              Plant and equipment is valued at cost and consist of the following at December 31,:

                                                  1998            1997
                                              -----------     -----------
                 Machinery and equipment      $ 2,145,045     $ 1,479,201
                 Leasehold improvements           428,040         410,813
                 Furniture and fixtures           182,705         176,439
                                              -----------     -----------
                                                2,755,790       2,066,453
                 Less
                  accumulated depreciation
                   and amortization             2,327,025       1,089,770
                                              -----------     -----------
                                              $   428,765     $   976,683
                                              ===========     ===========

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

  Note 4 -    PLANT AND EQUIPMENT - (continued)
              Due to the sale of assets in 1999 (see Note 10), there was impairment to plant and equipment in 1998 as follows:

                     Machinery and equipment        $   292,629
                     Leasehold improvements             122,722
                     Furniture and fixtures              21,808
                                                    -----------
                        Total impairment loss       $   437,159
                                                    ===========

               The impairment loss was included in depreciation expense and accumulated depreciation for 1998.

  Note 5 -     LONG-TERM DEBT
               Long-term debt consists of the following at December 31,:

                                                       1998          1997
               Line of credit
                 (Senior credit agreement)        $  4,764,851  $ 10,650,000
               Term loan, payable in semi-annual
                installments beginning
                November 2000 (Senior credit
                agreement)                          30,725,581    30,814,778
               Senior subordinated notes payable,
                ("Electra Notes") due in equal
                installments in December 2001 and
                2002                                 8,000,000     8,000,000
               Senior subordinated notes payable
                ("New Notes") due in equal
                installments in December  2001 and
                June 2002                            8,400,000     8,400,000
                                                  ------------- -------------
                                                    51,890,432    57,864,778
                                                  ------------- -------------
               Less:
                Unamortized debt discount           (2,713,851)   (3,306,581)
                Current portion                    (49,176,581)  (54,558,197)
                                                  ------------- -------------
                                                  $          -  $          -
                                                  ============= =============

               RESTRUCTURING
               On June 10, 1997, the Company, its stockholders, and its lenders restructured the Company's capital structure and amended certain provisions of its debt agreements (the "Restructuring"). Specifically, the Company issued to its principal stockholders and others 10% senior subordinated notes in the principal amount of $8.4 million (the "New Notes"),

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

  Note 5 -     LONG-TERM DEBT - (continued)
               RESTRUCTURING - (continued)
               together with warrants exercisable at a price of $.01 per share, which would represent 80% of the Company's common stock (on a fully diluted basis) in exchange for aggregate cash proceeds of $6 million. In addition, the holders of the Company's Preferred Stock, Series A and Series B, exchanged all of their shares of Preferred Stock; the former stockholders exchanged their $4.0 million subordinated notes for, (a) shares of common stock which, together with their existing holdings of common stock, represent 15% of the fully diluted common shares of the Company and, (b) shares of a New Series A Preferred Stock with dividends paid "in kind" at a rate of 8% annually and an aggregate liquidation preference of $3.9 million.

               NEW NOTES
               The New Notes bear interest at a rate of 10% except if an event of default exists, as defined in the agreement, whereby the interest rate is 16% from issuance through June 30, 2002. Interest payments are due semi-annually on March 15 and September 15 of each year, with the September 15, 1997 and 1998 payments to be paid "in kind" (all interest payments subsequent to March 15, 1999 will be paid in cash). The Company may, at its option, redeem all or part of the New Notes at any time without penalty or a redemption premium. Additionally, the New Notes must be redeemed upon either, (a) the occurrence of an initial public offering (as defined) or,
               (b) sale of substantially all of the outstanding common stock or assets of the Company to a third party. The New Notes place certain restrictions upon the Company and require the Company to maintain certain financial ratios which limits the amount of additional financing and payment of dividends and to meet certain other financial conditions similar to those contained in the 1996 Credit Agreement and Electra Notes as described below. During 1998 and 1997, the Company was not in compliance with certain of the financial ratios and certain other requirements of the New Notes. Accordingly, this amount is reflected as a current liability.

               1996 SENIOR CREDIT AGREEMENT
               In June 1996, and amended as part of the restructuring agreement dated June 10, 1997, the Company entered into a $50,000,000 Senior Credit Agreement that provided a $31,000,000 term loan and a $19,000,000 revolving line of credit, both of which mature in May 2004 (the "1996 Senior Credit Agreement"). The term loan and the revolving line of credit bear interest at the lender's term and revolving Eurodollar rates, respectively, and are payable monthly. The lender's term rate was 8.797% and 8.925% and the Eurodollar rate was 8.547% and 8.688% at December 31, 1998 and 1997, respectively. In addition, the Company paid a commitment fee of .375% on the unused portion of the revolving line of credit. Borrowings under the 1996 Senior Credit Agreement are collateralized by substantially all of the Company's assets as well as a pledge of all of the shares of common stock held by each of the Company's stockholders.

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

  Note 5 -     LONG-TERM DEBT - (continued)
               1996 SENIOR CREDIT AGREEMENT - (continued)
               The Company is required to make semi-annual repayments of $3,875,000 on the term loan, commencing November 2000. The 1996 Senior Credit Agreement also requires the Company to make additional principal repayments on the term loan in the event that cash flow, as defined in the 1996 Senior Credit Agreement, exceeds specified amounts. The Company was not required to make these additional principal repayments for 1998 or 1997. The Company is also required to make additional quarterly principal repayments on the term loan in amounts equal to the principal payments received on the equity participation loans described in Note 7.

               At December 31, 1998 and 1997, the Company was not in compliance with certain financial ratios and certain other requirements of the 1996 Senior Credit Agreement. Accordingly, these amounts are reflected as a current liability.

               ELECTRA NOTES
               As amended and restated, the senior subordinated notes payable to Electra Investment Trust, P.L.C. (the "Electra Notes") bear interest at a rate of 10% from issuance through March 14, 1999, increasing to 11.5%, 13%, and 14.5% effective 2000, 2001, and 2002, respectively. Accordingly, interest expense has been computed at an effective rate of 11.9%. The Electra Notes are subordinated to the Company's borrowings under the 1996 Senior Credit Agreement.

               Interest payments, based upon the stated rates in the Electra Notes, are due semi-annually on March 15 and on September 15 of each year, with the September 15, 1997 and 1998 payments to be paid "in kind" (all interest payments subsequent to March 15, 1999 will be paid in cash). The Company may, at its option, redeem all or part of the Electra Notes at any time without a penalty or a redemption premium. Additionally, the Electra Notes must be redeemed upon, (A) the occurrence of an initial public offering (as defined) or, (B) the sale of substantially all of the outstanding common stock or assets of the Company to a third party. The Electra Notes also place certain restrictions upon the Company, requiring the Company to maintain certain financial ratios which limits the amounts of additional financing and payments of dividends, and to meet certain other financial conditions similar to those contained in the 1996 Credit Agreement as described above. During 1998 and 1997, the Company was not in compliance with certain financial ratios and certain other requirements of the Electra Notes. Accordingly, this amount is reflected as a current liability.

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

  Note 6 -     INCOME TAXES
               The provision for income taxes (benefit) consists of the following:

                                                    Year Ended
                                                   December 31,
                                               1998            1997
                                          -------------   -------------
                 Current
                   Federal                $      -        $ (2,267,300)
                   State                         -             (71,700)

                 Deferred
                   Federal                       -           1,893,500
                   State                         -             521,500
                                          -------------   -------------
                 Total                    $      -        $     76,000
                                          =============   =============

               For 1997, the effective tax rate is lower than the statutory federal tax rate of 34%, principally resulting from the nondeductibility of goodwill amortization, write-down of assets, other expenses and valuation allowance.

               Deferred tax attributes resulting from differences between financial accounting amounts and tax basis of assets and liabilities are as follows:

                                                        December 31,
                                                     1998          1997
                                               -------------   -------------
               Current assets and liabilities

                  Allowance for doubtful
                   accounts                    $    940,000    $    839,000
                  Allowance for inventory
                   obsolescence                   2,189,000       1,982,000
                  Sales returns and allowances    1,454,000       2,420,000
                  Inventory valuation (IRC 263A)    412,000         796,000
                  Plant and equipment               308,000               -
                  Deferred financing costs          377,000               -
                    Net operating loss
                   carryforward                   8,997,000       4,410,000
                  Accrued expenses and other        486,000         676,000
                                               -------------   -------------
                                                 15,163,000      11,123,000
                  Valuation allowance           (15,163,000)    (11,123,000)
                                               -------------   -------------
                   Net deferred taxes          $          -    $          -
                                               =============   =============
   </TABLE

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

  Note 6 -     INCOME TAXES - (continued)
               The Company has federal and state net operating loss carryforwards of approximately $23,000,000 and $30,000,000, respectively, at December 31, 1998 which begin to expire in 2012 and 2004, respectively. Utilization of net operating loss carryforwards may be significantly limited, based upon ownership changes of the Company's common and preferred stock (see Note 9).

               The Company has a cumulative pretax loss for financial reporting purposes. Recognition of deferred tax assets will require generation of future taxable income. There can be no assurance that the Company will generate earnings in future years. Therefore, the Company established a valuation allowance on deferred tax assets of approximately $15,163,000 and $11,123,000 as of December 31, 1998 and 1997, respectively.

  Note 7 -     STOCKHOLDERS' DEFICIENCY
               COMMON AND PREFERRED STOCKS
               In June 1997, the Company's stockholders approved a plan of recapitalization and restatement of the Company's certificate of incorporation, authorizing 41,000 shares of New Series A
               Preferred Stock and 12,000,000 shares of common stock.

               Management stockholders have agreed to be governed by the terms of a management stockholders' agreement, which provides the Company a right of first refusal with respect to any bona fide offers received by such stockholders to sell their shares of common stock. Such shares vested one-third, each, on December 21, 1995, 1996, and 1997. In the event any such stockholder ceases full-time employment, the Company has the right, but not the obligation, to repurchase any unvested shares at a price equal to the lesser of, (A) the book value or, (B) the price paid by such stockholder, and any vested shares at a price equal to book value, in each case subject to certain adjustments after the occurrence of an initial public offering (as defined).

               The New Series A Preferred Stock has a $100 per share liquidation preference and is senior to the Company's common stock with respect to dividend and liquidation preferences.
               The New Series A Preferred Stock is not convertible to any other class of stock of the Company and has no voting rights.

               Dividends at an annual rate of $8 per share (8% of the stated par value) on each of the New Series A Preferred Stocks are cumulative from the date of issuance and are payable annually in arrears on December 20, as declared by the Company's board of directors. At December 31, 1998 and 1997, accumulated dividends in arrears for the New Series A Preferred Stock totaled $623,056 and $311,528, respectively.

               EQUITY PARTICIPATION LOANS
               Certain key employees and other investors borrowed funds from the Company to finance their purchases of common stock. Such

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

  Note 7 -     STOCKHOLDERS' DEFICIENCY - (continued)
               EQUITY PARTICIPATION LOANS - (continued) loans, which aggregated $377,359 and $441,449 at December 31, 1998 and 1997, respectively, bear interest at 9% and are due in equal quarterly principal payments aggregating approximately
               $36,000, plus interest, through March 2001. These loans are collateralized by the shares of common stock held by these stockholders, and such stockholders have also pledged these shares as collateral for the Company's borrowings under the 1996 Senior Credit Agreement described in Note 5.

               WARRANTS
               The Company issued to the holders of the Electra Notes and the New Notes warrants to purchase 762,500 shares and 12,200,000 shares, respectively, of the Company's common stock at $.01 per share, subject to certain adjustments for dilution. The warrants are exercisable through June 2002. The warrants have been pledged as additional collateral for the 1996 Senior
               Credit Agreement. During 1998, 800,000 warrants were exercised.

               STOCK OPTIONS
               The Company has a stock option plan (the "Plan"), which provides for the granting of stock options to purchase up to an aggregate of 80,000 shares of common stock to select management employees of the Company at an exercise price of $7.1683 per share.

               In connection with certain employment, and other agreements, the Company granted options during 1994 to purchase an aggregate of 45,000 shares of common stock at an exercise price of $7.1683 per share, 35,000 of which are currently exercisable. The remaining options vested on December 31, 1997.

               As of December 31, 1998 and 1997, 512,305 shares of common stock have been reserved for issuance, in connection with the warrants and options described above.

  Note 8 -     RELATED PARTY TRANSACTIONS
               The Company entered into long-term leases for two facilities rented from the stockholders. Under the terms of such leases, the office-warehouse facility is rented at an annual amount of approximately $300,000 and the second facility, another warehouse, is rented at an annual amount of approximately
               $208,000.  Both lease terms expire on December 31, 1999.

  Note 9 -     COMMITMENTS AND CONTINGENCIES
               OPERATING LEASES
               The Company is obligated under operating leases, including related party, which expire through 2000. At December 31, 1998, minimum lease commitments, under all operating leases with initial or remaining lease terms of more than one year, are as follows:

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

  Note 9 -     COMMITMENTS AND CONTINGENCIES - (continued)
               OPERATING LEASES - (continued)

                     1999                   $   895,000
                     2000                       222,000
                                            -----------
                                            $ 1,117,000
                                            ===========

                Rental expense under operating leases approximated $689,000 and $1,029,000 in 1998 and 1997, respectively.

                TRADEMARK AGREEMENTS
                The Company has entered into exclusive trademark license agreements with four separate companies. These agreements generally entitle the Company to utilize the other companies' trademarks solely in connection with the manufacture, advertising, merchandising, promotion, sale and distribution of specific agreed-upon product lines. These agreements, three of which expire December 31, 2000 and one of which expires December 31, 2002, require the Company to pay royalties based upon a percentage of sales revenues of such product lines as defined in the agreements. These agreements require guaranteed minimum royalty payments ranging from $1,137,000 for 1998 to $1,350,000 for 2000, and $200,000
                thereafter. The Company may renew two of these agreements for up to a five year term and a four year term, respectively, in the event that certain provisions of these agreements have been satisfied. Certain clauses provide for termination of the agreement if certain minimum sales volumes have not been achieved. The Company is also required to make minimum annual advertising and promotional expenditures to support sales of the licensed products, principally defined as percentage of sales.

                Trademark expenses for the years ended December 31, 1998
                1997 are included in selling, general and administrative expenses.

                LETTERS OF CREDIT
                As of December 31, 1997, the Company had outstanding letters of credit aggregating approximately $885,000. At December 31, 1998, there were no letters of credit outstanding.

                EMPLOYMENT AGREEMENTS
                The Company has employment agreements with its president, providing for minimum combined annual compensation ranging from approximately $324,000 for calendar year 1997 to $363,104 for calendar year 2000. Additionally, such employment agreements provide for various incentive compensation payments based upon the Company's annual pretax earnings, as defined in such agreements, for 1997 through 2000. There were no incentive compensation payments applicable to 1998 or 1997.

                       PAUL SEBASTIAN, INC.
                  Notes to Financial Statements

  Note 9 -     COMMITMENTS AND CONTINGENCIES - (continued)
               ARRANGEMENTS FOR CONSULTING AND ADVISORY SERVICES
               PTJ-Rosecliff, Inc. ("Rosecliff") and the Company are parties to an agreement, pursuant to which Rosecliff provides management, consulting, and financial services to the Company.
               Electra Investment Trust, P.L.C. ("Electra") and the Company are parties to an agreement, pursuant to which Electra provides financial advisory services to the Company. Rosecliff and Electra are stockholders of the Company. In consideration of such services, the Company, during 1997, accrued an aggregate of $400,000.

               Effective May 1998, Rosecliff and Electra transferred their stock in the Company to Anoka Realty Corporation. At
               December 31, 1998, there were no accruals for advisory services for Electra or Rosecliff.

               SAVINGS PLAN
               The Company established a defined contribution plan for all employees. The Plan allows employees to contribute portions of their pretax incomes in accordance with certain guidelines.
               The Company, at its discretion, may make contributions to the Plan. No such contributions were made in 1998 or 1997.

               The Plan has not received a determination letter from the Internal Revenue Service ("IRS").

               It has been determined that certain employees of the Company may have met the Plan's eligibility requirements but may not have been afforded the opportunity to participate therein.
               This operational defect may affect the qualified status of the Plan. The Company is in the process of preparing an SVP application under the Revenue Procedure 98-22 for filing with the Internal Revenue Service and shall take all corrective measures necessary to maintain the Plan's qualification.

               CONCENTRATION OF CREDIT RISK
               For the year ended December 31, 1998 two entities accounted for approximately 23.2% and 19.0% of net sales and 32.0% and 20.8% of total accounts receivable, respectively. For the year ended
               December 31, 1997, two entities accounted for approximately
               23.2% and 20.5% of net sales, and 18.9% and 15.5% of total accounts receivable, respectively. The Company performs ongoing credit evaluations of its customers and, generally, does not require collateral.

               The Company is a defendant in a few lawsuits for breach of contract in the normal course of business. Management believes that these matters will be resolved without a material effect on the Company's financial position or results of operations.

  Note 10 -    SUBSEQUENT EVENTS
               On January 21, 1999, the Company sold substantially all of its assets for approximately $9,300,000 consisting of cash of
               $8,800,000 and a subordinated debenture of $500,000.  The
               debenture is non-interest bearing and is due July 2000.  The
               Company will cease operations during 1999.
(b)  Pro Forma Financial Information

                PRO FORMA FINANCIAL INFORMATION

     On January 21, 1999, French Fragrances, Inc. (the "Company") completed the acquisition (the "PSI Acquisition") of certain assets of Paul Sebastian, Inc. ("PSI"), which will be accounted for using the purchase method of accounting. The following Unaudited Pro Forma Condensed Consolidated
Statements of Income for the year ended January 31, 1998 and nine months ended
October 31, 1998 is pro forma for, and the Unaudited Pro Forma Consolidated
Balance Sheet as of October 31, 1998 is adjusted to give effect to, the PSI
Acquisition, including the payment of the purchase price and the related issuance of additional indebtedness by the Company, but excluding any reduction in PSI's operating expenses, as if such acquisition had occurred as of February 1, 1997 and 1998, respectively, with respect to the Unaudited Pro
Forma Condensed Consolidated Statements of Income, and as of October 31, 1998, with respect to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

     In addition, on March 31, 1998, the Company completed the acquisition
(the "JPF Acquisition") of certain assets of J.P. Fragrances, Inc. ("JPF"), which was accounted for using the purchase method of accounting. The following Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended January 31, 1998 and the nine months ended October 31, 1998 is pro forma for the JPF Acquisition, including the payment of the purchase price and the related issuance of additional indebtedness by the Company, as if such acquisition had occurred as of February 1, 1997 and 1998, respectively.

     The unaudited pro forma adjustments are based upon available information and certain assumptions which management of the Company believes are factually supportable. The Unaudited Pro Forma Financial Information do not purport to represent what the Company's consolidated results of operations or consolidated financial position would have been had the PSI Acquisition and the JPF Acquisition actually occurred at the beginning of the relevant periods. In addition, the Unaudited Pro Forma Financial Information do not purport to project the Company's consolidated results of operations or consolidated financial position for the current year or any future date or period. The Unaudited Pro Forma Financial Information should be read in conjunction with the notes thereto and the historical Consolidated Financial
Statements of the Company (including the notes thereto) and the other historical financial information included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended October 31, 1998.


     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                          (In thousands)

                                   Historical     Historical
                                    Company          PSI
                                     As of          As of
                                   October 31,   December 31,
                                      1998           1998         Adjustments (1)    Pro Forma
                                   --------------------------     ----------------------------
Assets
Current assets
 Cash and cash equivalents         $  4,319       $  1,431        $ (5,750)   (c)     $      -
 Accounts receivable, net           107,696         11,761         (11,761)   (e)      107,696
 Inventories                        153,481          8,190             (94)   (e)      161,577
 Advances on inventory purchases      6,801              -               -               6,801
 Prepaid expenses and other
  current assets                      4,417            421            (421)   (a)        4,417
                                   --------       ---------       ---------           --------
   Total current assets.            276,714         21,803         (18,026)            280,491

 Property and equipment, net         18,835            429             (18)   (a)       19,246
 Exclusive brand licenses, net       40,317              -          10,256    (b)(f)    50,573
 Deferred financing costs             4,629              -               -               4,629
 Purchased contract rights and
  intangibles                             -            677            (677)   (a)            -
 Other assets                        10,978             89             (89)   (a)       10,978
                                   --------       ---------       ---------           --------
   Total assets                    $351,473       $ 22,998        $ (8,554)           $365,917
                                   ========       =========       =========           ========
Liabilities and Shareholders'
 Equity
Current liabilities
 Short-term debt                   $ 35,595       $      -        $  4,436    (c)     $ 40,031

 Accounts payable - trade            51,585          5,880          (5,880)   (a)       51,585
 Other payables and accrued
  expenses                           16,405         19,148          (9,640)   (a)(f)    25,913
 Current portion of long-term
  liabilities                         3,424         49,177         (49,177)   (a)        3,424
                                   --------       ---------       ---------           --------
   Total current liabilities        107,009         74,205         (60,261)            120,953

Long-term obligations
 Senior notes and long-term debt    157,503              -               -             157,503
 Subordinated debentures, net         8,316              -             500    (c)        8,816
 Convertible subordinated
  debentures                          4,779              -               -               4,779
 Mortgage note                        5,576              -               -               5,576
                                   --------       ---------       ---------           --------
   Total liabilities                283,183              -         (59,761)            297,627

Shareholders' equity
 Convertible, redeemable
  preferred stock                         8              -               -                   8
 Preferred stock                          -          3,894          (3,894)   (d)            -
 Common stock                           138          8,069          (8,069)   (d)          138
 Additional paid-in capital          31,633              -               -              31,633

 Equity participation loans               -           (377)            377    (d)            -
 Retained earnings
  (accumulated deficit)              36,511        (62,793)         62,793    (d)       36,511
                                   --------       ---------       ---------           --------
   Total shareholders' equity
    (deficiency)                     68,290        (51,207)         51,207              68,290
                                   --------       ---------       ---------           --------
Total Liabilities and
 Shareholders' Equity              $351,473       $ 22,998        $ (8,554)           $365,917
                                   ========       =========       =========           ========

      See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                      AS OF OCTOBER 31, 1998
                          (In Thousands)

(1)  Adjustments to reflect the PSI Acquisition

     (a) Represents the assets of PSI not acquired or the liabilities not assumed.
     (b) Intangibles consist of licenses and trademarks to manufacture fragrance products to be amortized over 5 years.
     (c) Represents the financing of the purchase price (as if the acquisition had been consummated on October 31, 1998) through the use of cash and debt. The Company used available cash from operations and issued a debenture of $500 to finance the purchase price. The debenture is being held as security for certain indemnification obligations of PSI under the Asset Purchase Agreement.
     (d) Represents the elimination of the common stock, additional paid-in capital and retained earnings of PSI.
     (e) Adjustments to reflect the fair market value of inventory and accounts receivable purchased from PSI.
     (f) Includes additional reserves established by the Company in connection with the PSI Acquisition.

  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
               FOR THE YEAR ENDED JANUARY 31, 1998

              (In thousands, except per share data)

                          Historical          Historical         Historical
                           Company               JPF                PSI
                      --------------------------------------------------------
                                          Fiscal Year Ended
                          January 31,        December 31,       December 31,
                             1998               1997               1997
                      --------------------------------------------------------
Net sales                  $ 215,487          $ 89,135           $ 94,890
Cost of sales                146,509            76,501             32,645
                           ---------          --------           ---------
Gross profit                  68,978            12,634             62,245
Operating expenses            37,521             8,588             86,614
                           ---------          --------           ---------
Income (loss) from
 operations                   31,457             4,046            (24,369)
Interest income                  423                 -                 77
Interest expense              12,815             1,797              5,453
Other income                     563                 -                  -
Earnings of
 unconsolidated affiliate        135                 -                  -
                           ---------          --------           ---------
Income (loss) before
 income taxes                 19,763             2,249            (29,745)
Income taxes (benefit)         7,422                23                 76
                           ---------          --------           ---------
Net income (loss)          $  12,341          $  2,226           $(29,821)
                           =========          ========           =========

Basic earnings per share        0.92
Diluted earnings per share      0.76

Basic Shares                  13,394
Diluted Shares                16,492


See Notes to Unaudited Pro Forma Condensed Consolidates Statement of Income

                (RESTUBBED TABLE CONTINUED FROM ABOVE)

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE YEAR ENDED JANUARY 31, 1998

                 (In thousands, except per share data)

                                          Adjustments       Pro Forma
                                       ----------------     ---------
Net sales                              $   (304) (a)         $399,208
Cost of sales                              (877) (a)(b)       254,778
                                       ---------             ---------
Gross profit                                573               144,430
Operating expenses                          (21) (c)          132,702
                                       ---------             ---------
Income from operations                      594                11,728
Interest income                               -                   500
Interest expense                            755  (d)           20,820
Other expenses                                -                   563
Earnings of unconsolidated affiliate          -                   135
                                       ---------             ---------
Income (loss) before income taxes          (161)               (7,894)
Income taxes (benefit)                  (10,489) (e)(f)        (2,968)
                                       ---------             ---------
Net income (loss)                      $ 10,328              $ (4,926)
                                       =========             =========

Basic earnings per share                                        (0.37)
Diluted earnings per share                                      (0.28)

Basic Shares                                                   13,394
Diluted Shares                                                 16,492


See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
            FOR THE FISCAL YEAR ENDED JANUARY 31, 1998
                          (In Thousands)

Adjustments to reflect the JPF Acquisition and the PSI Acquisition:

     (a)  Represents the elimination of JPF sales to the Company during the period.
     (b) Represents the reclassification of warehouse salary expenses of $573 from cost of sales in JPF's statement of income to operating expenses to conform to the Company's presentation.
     (c)  Operating expense adjustments include:
          Addition of warehouse salary expenses from
           cost of sales in JPF's statement of income
           to conform to the Company's presentation          $   573
          Additional amortization relating to contract
           rights, non-compete & goodwill of JPF               1,497
          Reduction in operating expenses based on asset
           purchase agreement with JPF                        (4,417)
          Additional amortization relating to licenses
           and trademarks of PSI                               2,051
          Transition services fee paid to JPF to ensure
           servicing of customer accounts                        275
                                                             --------
                                                             $   (21)
          Although no reduction in PSI's operating expenses were made, the Company expects to derive a reduction in operating expenses from the PSI Acquisition relative to PSI's operating expenses.
     (d) Interest expense includes (i) $482 incurred on additional Indebtedness of $5,354 and imputed interest of $228 on the $3,000 non-interest bearing debenture issued in connection with the JPF Acquisition at the current interest rate of the Company's credit facility of 9.0%, and (ii) imputed interest of $45 on the $500 non-interest bearing debenture issued in connection with the PSI Acquisition at the current interest rate of the Company's credit facility of 9.0%.
     (e) JPF operated as an S corporation, which allowed it to pass taxable income through to its shareholders and record a relatively small amount of income tax expense. Because the combined entity will be operated as a C corporation, an adjustment of $1,547 to increase the taxes to the rate that would have been incurred if JPF was a C corporation, which was then 37.6% after giving effect to the operating expense adjustments included above.
     (f) To record a tax benefit of $12,036 for the losses incurred by PSI at the Company's then current income tax rate of 37.6%.

  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
            FOR THE NINE MONTHS ENDED OCTOBER 31, 1998

              (In thousands, except per share data)

                          Historical          Historical         Historical
                           Company               JPF                PSI
                          Nine Months         Two Months        Nine Months
                            Ended               Ended              Ended
                          October 31,          March 31,       September 30,
                             1998                1998               1998
                      --------------------------------------------------------
Net sales                  $ 220,952           $ 13,595          $ 40,857
Cost of sales                155,612             12,284             9,771
                           ---------           ---------         ---------
Gross profit                  65,340              1,311            31,086
Operating expenses            36,883              1,163            37,753
                           ---------           ---------         ---------
Income from operations        28,457                148            (6,667)
Interest income                   80                  -                63
Interest expense              13,691                253             4,630
Other expenses                   387                                  121
                           ---------           ---------         ---------
Income before income taxes    14,459               (105)          (11,355)
Income taxes (benefit)         5,643                  -                 -
                           ---------           ---------         ---------
Net income                 $   8,816           $   (105)         $(11,355)
                           =========           =========         =========

Basic earnings per share        0.64
Diluted earnings per share      0.54

Basic Shares                  13,762
Diluted Shares                17,285


See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income

              (RESTUBBED TABLE CONTINUED FROM ABOVE)

  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
            FOR THE NINE MONTHS ENDED OCTOBER 31, 1998

              (In thousands, except per share data)

                                          Adjustments       Pro Forma
                                       ----------------     ---------
Net sales                                    -               $275,404
Cost of sales                                -                177,667
                                       --------              --------
Gross profit                                 -                 97,737
Operating expenses                     $ 1,788   (a)           77,587
                                       --------              --------
Income from operations                  (1,788)                20,150
Interest income                              -                    143
Interest expense                           137   (b)           18,711
Other expenses                               -                    508
                                       --------              --------
Income before income taxes              (1,925)                 1,074
Income taxes (benefit)                  (5,224)  (c)(d)           419
                                       --------              --------
Net income                             $ 3,299               $    655
                                       ========              ========

Basic earnings per share                                         0.05
Diluted earnings per share                                       0.05

Basic Shares                                                   13,762
Diluted Shares                                                 17,285


See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
            FOR THE NINE MONTHS ENDED OCTOBER 31, 1998
                          (In Thousands)

Adjustments to reflect the JPF Acquisition and the PSI Acquisition:

     (a)  Operating expense adjustments include:
          Additional amortization relating to
           contract rights, non-compete & goodwill of JPF      $   250
          Additional amortization relating to licenses and
           trademarks of PSI                                     1,538
                                                               -------
                                                               $ 1,788
          Although no reduction in PSI's operating expenses were made, the Company expects to derive a reduction in operating expenses from the PSI Acquisition relative to PSI's operating expenses.
     (b) Interest expense includes (i) $80 incurred on additional indebtedness of $5,354 and imputed interest of $23 on the $3,000 non-interest bearing debenture issued in connection with the JPF Acquisition at the current interest rate of the Company's credit facility of 9.0%, and (ii) imputed interest of $34 on the $500 non-interest bearing debenture issued in connection with the PSI Acquisition at the current interest rate of the Company's credit facility of 9.0%.
     (c) JPF operated as an S corporation, which allowed it to pass taxable income through to its shareholders. Because the combined entity will be operated as a C corporation, an adjustment of $183 to decrease the taxes to the rate that would have been incurred if JPF was a C corporation, which is currently 39% after giving effect to the operating expense adjustments included above.
     (d) To record a tax benefit of $5,041 for the losses incurred by PSI at the Company's current income tax rate of 39%.

(c)   Exhibits

2.1 Asset Purchase Agreement dated as of January 20, 1999, between the Company and PSI (incorporated herein by reference to Exhibit 2.1 filed as part of the Company's Form 8-K dated January 21, 1999 (Commission File No. 1-6370)).

2.2 Asset Purchase Agreement dated as of February 25, 1998, among the Company, JPF, Joseph A. Pappalardo and Gloria Pappalardo (incorporated herein by reference to Exhibit 2.1 filed as part of the Company's Form 8-K dated March 31, 1998 (Commission File No. 1-6370)).

2.3 Amendment to Asset Purchase Agreement dated as of March 30, 1998, among the Company, JPF, Joseph A. Pappalardo and Gloria Pappalardo (incorporated herein by reference to Exhibit 2.2 filed as part of the Company's Form 8-K dated March 31, 1998 (Commission File No. 1-6370)).

23.1  Consent of Amper, Politziner & Mattia P.A.

--------------------

                            SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FRENCH FRAGRANCES, INC.


Date:   April 5, 1999.                  /s/ William J. Mueller
                                          ----------------------
                                   William J. Mueller
                                   Vice President and
                                   Chief Financial Officer